UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2007

GREAT LAKES BANCORP, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-14879	94-3078031
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2421 Main Street, Buffalo, New York	14214
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (716) 854-4272

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.

On September 27, 2007, Lawrence Schiavi resigned his employment from Greater Buffalo Savings Bank as Executive Vice President - Mortgage Banking Division. Greater Buffalo Savings Bank (the Bank) is the wholly-owned operating subsidiary of Great Lakes Bancorp, Inc. Mr. Schiavi’s resignation had immediate effect.

Mr. Schiavi joined the Bank in July 2006 to oversee the Bank’s residential mortgage banking activities. Prior to Mr. Schiavi’s arrival, the Bank originated residential mortgage loans primarily for investment purposes. Upon Mr. Schiavi’s arrival, the Bank shifted its strategy to one of originating mortgage loans principally for sale in the short-term to third-party investors. Also under Mr. Schiavi’s direction, the Bank increased its internal loan origination capabilities in Buffalo and established two loan origination offices in Long Island, New York.

With Mr. Schiavi’s resignation, the Bank entered into a separation and consulting agreement with him. In return for mortgage banking consulting services to be provided through December 31, 2007, Mr. Schiavi will receive seven equal biweekly payments of $7,692 each through year-end and a final payment of $171,154 on January 10, 2008. He will also be entitled to continued participation in the Bank’s group medical plan under existing employer and employee cost-sharing provisions through December 31, 2007. The separation and consulting agreement contains non-compete, non-solicitation and confidentiality clauses upon which delivery of the aforementioned benefits is dependent. The agreement also contains a standard revocation clause that permits Mr. Schiavi to revoke the agreement in its entirety at any time prior to October 5, 2007.

A copy of the agreement is attached as Exhibit 10.1 and is incorporated herein by reference.  The foregoing description of the key terms of the agreement is qualified in its entirety by the incorporation of the complete agreement.

Item 8.01	Other Events.

The Bank has ceased its mortgage banking activities in Buffalo and Long Island and is no longer accepting residential mortgage loan applications. Existing applications are being processed in the ordinary course of business.
Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit
Number	Description
10.1	Consulting Agreement, Separation Agreement, Waiver and Release, dated September 27, 2007, between the Bank and Mr. Schiavi.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT LAKES BANCORP, INC.

Date: October 1, 2007	By:	/s/ Michael J. Rogers
Michael J. Rogers
Executive Vice President and Chief Financial Officer
(Principal Financial and Principal Accounting Officer)